Exhibit 10.1

PARENT COMPANY PAYMENT GUARANTY

THIS PAYMENT GUARANTY (this “Guaranty”), dated as of December 11, 2006, is by Mirant Corporation, a Delaware corporation (“Seller Guarantor”), to and in favor of Tokyo Crimson Energy Holdings Corporation, a company existing and organized under the laws of the Cayman Islands (“Buyer”).

Recitals:

A.                                   Mirant Asia-Pacific Ventures, Inc., a Delaware corporation, and Mirant Asia-Pacific Holdings, Inc., a Delaware corporation (together, “Sellers”), are affiliates of Seller Guarantor.

B.                                     Under the Stock and Note Purchase Agreement, dated as of the date hereof (as it may be amended, modified or supplemented from time to time in accordance with its terms, the “Agreement”), by and between Sellers, Mirant Sweden International AB (publ), a public limited company organized under the laws of Sweden (“Mirant Sweden”), and Buyer, Sellers will sell, convey, assign, transfer and deliver to Buyer, and Buyer will purchase and accept from Seller, all of the Ordinary Shares (as defined in the Agreement), and Mirant Sweden will sell, and Buyer will purchase, the Intercompany Notes (as defined in the Agreement).

C.                                     Seller Guarantor will derive a substantial benefit from the sale by Sellers of the Ordinary Shares.

D.                                    In connection with the execution of the Agreement, the parties hereto wish to enter into this Guaranty pursuant to which Seller Guarantor agrees, subject to the terms, conditions and limitations stated herein, to provide a guaranty of the payment obligations of Sellers under the Agreement.

E.                                      Capitalized terms used in this Guaranty, but not defined herein, shall have the meanings given to such terms in the Agreement.

NOW, THEREFORE, Seller Guarantor covenants and agrees with Buyer as follows:

1.                                       Guaranty.  Seller Guarantor hereby irrevocably, absolutely and unconditionally guarantees the full and timely satisfaction by Sellers of all of Sellers’ payment obligations to Buyer under the Agreement and the other documents executed and delivered by Sellers to Buyer in connection with the Closing of the transactions contemplated thereunder (collectively, and together with the Agreement, the “Closing Documents”).  Seller Guarantor agrees that, in the event that Sellers fail to satisfy any of their payment obligations to Buyer under the Closing Documents, as each may from time to time be amended (the “Guaranteed Obligations”), then Seller Guarantor will pay such Guaranteed Obligations in the place and stead of Sellers.  In the event Sellers become obligated to pay any Guaranteed Obligations and fail to timely pay such obligations in accordance with the terms of the Closing Documents, then Buyer may provide written notice to Seller Guarantor demanding that Seller Guarantor either cause Sellers to pay the Guaranteed Obligations or to pay such Guaranteed Obligations in the place and stead of Sellers.

2.                                       Representation and Warranties.  Seller Guarantor represents and warrants to Buyer as follows:

(i)                             Seller Guarantor is duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(ii)                          Seller Guarantor has full corporate power and authority (including all necessary approvals) to execute and deliver this Guaranty and to perform its obligations hereunder and that this Guaranty has been duly executed and delivered on behalf of Seller Guarantor by its duly authorized representative.  This Guaranty constitutes the valid and legally binding obligation of Seller Guarantor, enforceable against Seller Guarantor in accordance with its terms and conditions except as such enforceability may be limited by or subject to (A) any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar applicable law relating to creditors’ rights generally, and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  Seller Guarantor is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of, any Governmental Authority or any other person to perform its obligations under this Guaranty, except for such notices, filings, authorizations, consents or approvals which the failure to give, make or obtain, as the case may be, would not reasonably be expected to materially and adversely affect the ability of Seller Guarantor to satisfy its obligations hereunder.

(iii)                       Neither the execution and the delivery of this Guaranty, nor the performance by Seller Guarantor of its obligations hereunder, will violate any law or order of any Governmental Authority to which Seller Guarantor is subject, or any Organizational Document or Contract to which Seller Guarantor is a party, except as would not reasonably be expected to materially and adversely affect the ability of Seller Guarantor to satisfy its obligations hereunder.

3.                                       Seller Guarantor’s Obligations Unconditional.  The obligations of Seller Guarantor hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by any of the following, any of which may be taken without the consent of, or notice to, Seller Guarantor:

(i)                             any lack of legality, validity or enforceability of any of the Closing Documents or any of the payment obligations thereunder;

(ii)                          any amendment, modification, addition, supplement, extension or acceleration of or to any part of any Closing Document;

(iii)                       any exercise or non-exercise by Buyer of any right or privilege under the Closing Documents;

(iv)                      any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, or any acceptance of late or partial payments under, any of the Closing Documents;

(v)                         any bankruptcy, insolvency, reorganization, dissolution, liquidation or similar proceeding relating to Sellers or any affiliate of Sellers (other than Seller Guarantor);

(vi)                      the existence of any facts or circumstances which cause (or result in) any of the representations or warranties of Sellers under the Closing Documents to be inaccurate; or

(vii)                   any other circumstance whatsoever (with or without notice to or knowledge of Seller Guarantor) which may or might in any manner or to any extent vary the risks of Seller Guarantor, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation, any right to require or claim that resort be had to Sellers in respect of the Guaranteed Obligations.

4.                                       Independent Obligations.  The obligations of Seller Guarantor hereunder are independent of the obligations of Sellers and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Seller Guarantor whether or not Sellers are joined therein or a separate action or actions are brought against Sellers.  All remedies of Buyer are cumulative.

5.                                       Waiver.  Seller Guarantor unconditionally and irrevocably waives:

(i)                             demands, protests, or notices as the same pertain to Sellers;

(ii)                          any right to require Buyer to proceed against Sellers or to exhaust any security held by Buyer or to pursue any other remedy;

(iii)                       any right to assert against Buyer, as a defense, counterclaim, set-off, recoupment or cross claim in respect of the Guaranteed Obligations, any defense (legal or equitable) or other claim which Seller Guarantor may now or at any time hereafter have against Sellers or any other person;

(iv)                      any defense based upon an election of remedies by Buyer, unless the same would excuse performance by Sellers, under the Closing Documents; and

(v)                         any duty of Buyer to advise Seller Guarantor of any information known to Buyer regarding Sellers or their ability to perform under the Closing Documents.

6.                                       Continuing Guaranty.  Seller Guarantor’s obligations under Section 1 of this Guaranty constitute a continuing guaranty and shall continue in full force and effect until Sellers’ obligations under the Closing Documents shall have been fully performed or otherwise extinguished under the Closing Documents, at which time this Guaranty and all of Seller Guarantor’s obligations hereunder shall terminate and expire.

7.                                       Reinstatement.  The obligations of Seller Guarantor under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Sellers or any other person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of such obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

8.                                       Third Parties.  This Guaranty shall not confer any rights or remedies upon any person other than the parties hereto and their successors and assigns.

9.                                       Successors and Assigns.  This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.  This Guaranty may not be assigned by Seller Guarantor without the prior written consent of Buyer, except for an assignment or delegation of all the rights and obligations of Seller Guarantor hereunder to a corporation, partnership, trust or other entity that succeeds to all or substantially all the assets and business of Seller Guarantor and that assumes such obligations by contract, operation of law or otherwise.  Upon such assignment or delegation and assumption of obligations, Seller Guarantor shall be relieved of and fully discharged from all obligations hereunder, whether such obligations arose before or after such assignment or delegation and assumption.

10.                                 Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

If to Buyer:

Tokyo Crimson Energy Holdings Corporation

c/o M&C Corporate Services Limited

P.O. Box 309GT

Ugland House

South Church Street, Georgia Town

Grand Cayman, Cayman Islands

with a copy to:

Tokyo Electric Power Company

1-1-3 Uchisaiwaicho

Chiyoda-ku, Tokyo 100-8560

Attn:  Takao Onuki

Tel:  81-3-4216-5593

Marubeni Corporation

1-4-2 Ohtemachi

Chiyoda-ku, Tokyo 100-8088

Attn:  Tomofumi Fukuda

Tel:  81-3-3286-9139

If to Seller Guarantor:

Mirant Corporation

1155 Perimeter Center West

Atlanta, Georgia 30338

Attention:  Steven B. Nickerson, Assistant General Counsel

Facsimile:  (678) 579-5951

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, D.C.  20005

Attention:  Michael P. Rogan

Facsimile:  (202) 393-5760

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 10, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 10, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 10, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 10).  Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

11.                                 Governing Law and Forum.  This Guaranty shall be governed by, and construed in accordance with, the law of the State of New York without regard to principles of conflicts of law.  Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Guaranty, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it shall not bring any action relating to this Guaranty in any court other than a federal or state court sitting in the State of New York.

12.                                 Entire Agreement and Amendments.  This Guaranty embodies the entire agreement between Seller Guarantor and Buyer.  There are no promises, terms, conditions or obligations other those contained herein, and this Guaranty shall supercede all previous communications, representations or agreements, either verbal or written, between Seller Guarantor and Buyer.  No amendment of any provision of this Guaranty shall be valid unless the amendment shall be in writing and signed by Buyer and Seller Guarantor.

13.                                 Severability.  Any term or provision of this Guaranty that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

14.                                 Counterparts.  This Guaranty may be executed and delivered (including via facsimile) in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, Seller Guarantor has executed this Guaranty as of the date first above written.

MIRANT CORPORATION

By:	/s/ S. Linn Williams
Title: Executive Vice President and General Counsel